UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.             Other Events.

On February 22, 2018, Kinder Morgan, Inc. (“KMI”) entered into an underwriting agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein, pursuant to which KMI agreed to sell $2,000,000,000 in aggregate principal amount of senior notes consisting of (i) $1,250,000,000 in aggregate principal amount of KMI’s 4.300% Senior Notes due 2028 (the “2028 Notes”) and (ii) $750,000,000 in aggregate principal amount of KMI’s 5.200% Senior Notes due 2048 (the “2048 Notes” and together with the 2028 Notes, the “Notes”).

The Notes are guaranteed pursuant to a Cross Guarantee Agreement, which is described in and filed as Exhibit 10.16 to KMI’s Annual Report on Form 10-K for the year ended December 31, 2017. The Underwriting Agreement contains customary representations and warranties by KMI. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby KMI and the underwriters have agreed to indemnify each other against certain liabilities. The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3 (File No. 333-207599).

The Notes will be issued pursuant to an Indenture, dated as of March 1, 2012, between KMI and U.S. Bank National Association, as trustee. The 2028 Notes will mature on March 1, 2028.  The 2048 Notes will mature on March 1, 2048.  Interest on the Notes will accrue from March 1, 2018 and will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2018. KMI may redeem all or a part of the Notes at any time at the applicable redemption prices.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants and bankruptcy and insolvency related defaults, the obligations of KMI under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

KMI expects to use the proceeds from the offering of the Notes to repay commercial paper and borrowings under KMI’s revolving credit facility and for general corporate purposes. The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with KMI and its affiliates and provided financial advisory services for KMI and its affiliates in the ordinary course of their business, and may do so in the future. Affiliates of the underwriters are lenders under KMI’s revolving credit facility and may hold a portion of KMI’s commercial paper and, accordingly, these entities will receive a portion of the proceeds of the offering of the Notes. Additionally, underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

1.1	Underwriting Agreement, dated February 22, 2018, by and among Kinder Morgan, Inc. and the underwriters party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

By:	/s/ Kimberly A. Dang
Name:	Kimberly A. Dang
Title:	Vice President and Chief Financial Officer

Date: February 28, 2018